Exhibit 23

Independent Registered Public Accounting Firm’s Consent

The Board of Directors and Shareholders
Franklin Covey Co.:

We consent to the incorporation by reference in registration statement Nos. 333-123602, 333-128131, 333-38172, 333-34498, 333-89541, 033-73624, and 033-51314 on Forms S-3 and S-8 of Franklin Covey Co. of our reports dated November 23, 2005 with respect to the consolidated balance sheets of Franklin Covey Co. as of August 31, 2005 and 2004, and the related consolidated statements of operations and comprehensive income (loss), shareholders’ equity, and cash flows for each of the years in the three-year period ended August 31, 2005, and the related financial statement schedule, which reports appear in the annual report on Form 10-K of Franklin Covey Co. for the year ended August 31, 2005.

As discussed in Note 2, the consolidated financial statements as of August 31, 2004 and for each of the years ended August 31, 2004 and 2003 have been restated.

KPMG LLP

Salt Lake City, Utah
November 23, 2005

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